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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Form 8-K for BindView Development Corporation of our report dated January 28, 1999, except as to Note 14 which is as of March 1, 1999 relating to the supplemental consolidated financial statements of BindView Development Corporation, which appears on page 1 of
Exhibit 99.3 of this Form 8-K. We hereby consent to the incorporation by reference of said report in the Registration Statements of BindView Development Corporation on Forms S-8 (File No. 333-59825, effective July 24, 1998, File No. 333-66331, effective October 29, 1998 and File No. 333-76527, effective
March 30, 1999).

/s/ PRICEWATERHOUSECOOPERS LLP
Houston, Texas
May 5, 1999